Exhibit 32.2

CERTIFICATION

In connection with the quarterly report of VBI Vaccines Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2020 as filed with the Securities and Exchange Commission (the “Report”), I, Christopher McNulty, Chief Financial Officer and Head of Business Development (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: July 31, 2020

/s/ Christopher McNulty
Christopher McNulty
Chief Financial Officer and Head of Business Development
(Principal Financial and Accounting Officer)